Exhibit 99.4

CONSENT OF HAROLD S. HALLER

August 2, 2004

     I consent to the use of my name as a Trustee Nominee in the section “Management” in the Registration Statement to be filed by U-Store-It Trust on Form S-11 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein.

/s/ Harold S. Haller Harold S. Haller